UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers

     On January 23, 2014, the shareowners of Meritor, Inc. (“Meritor”), at the 2014 Annual Meeting of Shareowners, approved the adoption by the Board of Directors of the amended and restated 2010 Long-Term Incentive Plan (the “Amended LTIP”) to: (i) increase the maximum shares authorized to be issued thereunder by 5.1 million shares for a total of 10 million shares authorized to be issued under the Amended LTIP; (ii) establish the maximum number of shares that may be subject to regular annual awards granted to non-employee directors in any fiscal year at 100,000 per director; (iii) increase the minimum period in which stock options and stock appreciation rights fully vest from one year to three years; (iv) add a second trigger for awards granted to employees on or after December 1, 2013 that requires termination of the employee's employment by Meritor (other than due to cause), termination of the employee’s employment by the employee for good reason, or termination of membership of a non-employee director on our Board of Directors, within the two-year period immediately following a change of control before such awards become exercisable, the restrictions on such awards lapse, or such awards are otherwise deemed earned; and (v) eliminate the ability to add back to the reserved shares available for issuance under the 2010 LTIP shares retained by Meritor (or withheld upon settlement) in payment of the award purchase price or tax withholding obligation or upon settlement of stock appreciation rights.

     The purpose of the Amended LTIP is to enhance shareowner value by linking the compensation of directors, officers and key employees to increases in the price of Meritor stock and achievement of other performance objectives, and to encourage ownership in Meritor by key employees whose long-term employment is considered essential to Meritor’s continued progress and success. The Amended LTIP is also intended to assist in the recruitment of new employees and to motivate, retain and encourage such personnel to act in the shareowners’ interest and share in Meritor’s success. The Amended LTIP provides for grants in the form of stock options, stock appreciation rights, stock awards (including restricted shares and restricted share units), other stock-based awards and cash awards. No more than 10 million shares may be issued under the Amended LTIP, subject to other limitations on certain types of awards. The Amended LTIP is administered by the Compensation and Management Development Committee of the Board of Directors with respect to awards to employees and by the Corporate Governance and Nominating Committee with respect to awards to directors.

     For further information on the terms of potential awards and the other provisions of the Amended LTIP, including the effects of termination of employment and change of control of the company, see the text of the Amended LTIP, which is filed as an appendix to Meritor’s definitive proxy statement for the 2014 Annual Meeting of Shareowners and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

     Meritor held its 2014 Annual Meeting of Shareowners on January 23, 2014. At the meeting, the following matters were voted on and received the specified number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes:

(i)	Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the Annual Meeting of Shareowners in 2017. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Joseph B. Anderson, Jr.	52,641,799	20,711,871	10,589,936
Rhonda L. Brooks	57,437,453	15,916,217	10,589,936
William J. Lyons	57,392,477	15,961,193	10,589,936

(ii)
 Approval of executive compensation: The shareowners approved, on an advisory basis, the compensation of the named executive officers as disclosed in Meritor’s definitive proxy statement for the 2014 Annual Meeting of Shareowners. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
69,422,858	3,092,848	837,964	10,589,936

(iii)
 Appointment of auditors: The shareowners approved the ratification of the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as Meritor’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
81,320,222	1,436,186	1,187,198	0

(iv)	Amendment to LTIP: The shareowners approved the amended and restated 2010 Long-Term Incentive Plan. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
67,877,609	4,636,412	839,649	10,589,936

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 23, 2014	By: /s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President, General Counsel and Secretary